SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                 ------------

                                  FORM 8-K/A
                              (Amendment No. 1)

                                CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


                                June 20, 1997
               Date of Report (Date of earliest event reported)


                            Republic Bancorp Inc.
            (Exact name of registrant as specified in its charter)


            Michigan                     0-15734               38-2604669
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)        file number)        Identification No.)


                1070 East Main Street, Owosso, Michigan 48867
                   (Address of principal executive offices)


                                (517)-725-7337
             (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountants

On June 19, 1997, Republic Bancorp Inc. (the "Company"), upon recommendation of the Audit Committee of the Board of Directors, dismissed Deloitte & Touche LLP and appointed Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 1997. The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 1996 and 1995, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in 1995 regarding a change in the method of accounting for originated mortgage servicing rights.

In connection with the audits of the two years ended December 31, 1996, and the subsequent interim period through July 3, 1997, there were no disagreements with Deloitte & Touche LLP on any accounting principles or practices, financial statement disclosures, or auditing scope and procedures, which if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter in their report.

The Company has requested Deloitte & Touche LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 3, 1997 is filed as Exhibit 16 (a) to this Form 8-K/A (Amendment No. 1).

Item 7.  Financial Statements and Exhibits

          (c)     Exhibits.  The following exhibits are filed herewith:

          Exhibit No.           Description
          -----------           -----------

          16 (a) Letter from Deloitte & Touche LLP Re Change in Certifying Accountants

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                REPUBLIC BANCORP INC.



Dated:  July 3, 1997            By:  /s/ Thomas F. Menacher
                                     --------------------------------------
                                           Thomas F. Menacher
                                           Senior Vice President, Treasurer
                                           and Chief Financial Officer